Exhibit 99.1

HGR Liquidating Trust – Frequently Asked Questions
Formerly Hines Global REIT, Inc. (HGR)

Portfolio

1.	How many assets remain in the portfolio and what is their status?
The portfolio has the seven assets listed below remaining. Each of these assets were in various phases of the marketing process as part of the Plan of Liquidation and Dissolution (“Plan of Liquidation”) adopted by HGR’s stockholders in July 2018, but given current events related to the Coronavirus (COVID-19) pandemic, the sales of those assets have been delayed. We are still actively in discussions with potential buyers for certain of the assets and will continue our efforts to move those processes forward.

Asset Name	Location
25 Cabot Square	London, England
New City	Warsaw, Poland
Gogolevsky 11	Moscow, Russia
Minneapolis Retail	Minneapolis, Minnesota
The Markets at Town Center	Jacksonville, Florida
The Avenue at Murfreesboro (1)	Nashville, Tennessee
The Rim	San Antonio, Texas
(1)Currently under contract for sales price of $141.3 million.

2.	Is there any debt outstanding? Are there any upcoming loan maturities?
The only debt outstanding is mortgage debt at 25 Cabot Square and New City.
•25 Cabot Square - £124M principal balance maturing in September 2020
•New City - €62M principal balance expiring in March 2021
We expect to refinance these loans or to repay such obligations with proceeds from the sale of assets and available cash on hand.
We also have available a $200M credit facility led by JP Morgan which currently doesn’t have any borrowings outstanding. The J.P. Morgan facility expires in September 2020, with the option to extend for two additional six-month terms, subject to certain conditions.

Liquidating Trust

3.	What is a liquidating trust?
A liquidating trust is a trust organized for the primary purpose of liquidating assets transferred to it and distributing the net sales proceeds to its equity holders after paying any of the remaining liabilities.

As of July 15, 2020

4.	Why did Hines Global REIT form a liquidating trust?
Hines Global REIT formed a liquidating trust, called HGR Liquidating Trust (“Trust”) to facilitate the completion of its Plan of Liquidation approved by its stockholders on July 17, 2018.
When Hines Global REIT adopted its Plan of Liquidation in July 2018, it anticipated completing the sale of all of its assets within the 24-month period imposed by the Internal Revenue Service (“IRS”). While Hines Global REIT had been actively marketing the remaining assets for disposition, the sales of those assets have been delayed given the COVID-19 pandemic and its influence on the global economic environment.
Accordingly, Hines Global REIT formed the Trust and transferred its remaining assets and liabilities to the Trust on June 30, 2020 (the “Liquidation Date”).

5.	What are the consequences of not transferring the assets into a liquidating trust?
The consequences of not liquidating or transferring assets to a liquidating trust within 24 months is that Hines Global REIT could lose its entitlement to a dividends paid deduction for the liquidating distributions that have been made since the adoption of the Plan of Liquidation, which could result in loss of REIT status and/or the imposition of additional tax liabilities by the IRS.

6.	What did the stockholders of Hines Global REIT receive on the Liquidation Date?
On the Liquidation Date, Hines Global REIT distributed to its stockholders units of beneficial interest in the Trust (“Units”) in complete liquidation of their interests in Hines Global REIT. One Unit was distributed for each share of Hines Global REIT’s common stock and a statement will be sent in July 2020 to all unitholders confirming the number of Units they own. The Units generally are not transferable.

7.	Did stockholders vote to approve the conversion to a Trust?
Yes, the stockholders approved the formation of the Trust when they approved the Plan of Liquidation in July 2018.

8.	Who governs the Trust?
The Trust is governed by a board of trustees, which is substantially similar to Hines Global REIT’s board of directors. The members of the board of trustees are Jeffrey C. Hines, Charles M. Baughn, David L. Steinbach, Jack

As of July 15, 2020

L. Farley, Thomas L. Mitchell, John S. Moody and Peter Shaper. All of the trustees were directors of Hines Global REIT, with the exception of Mr. Steinbach, who was Hines Global REIT’s Chief Investment Officer. As was the case for Hines Global REIT, a majority of the Trust’s board members are independent of the advisor and its affiliates.

9.	Who will manage and administer the Trust?
Hines Global REIT’s external advisor has entered into an advisory agreement with the Trust to provide advisory services, asset management services, disposition of asset services, and other administrative services to the Trust and its subsidiaries on substantially the same terms as the advisory agreement with HGR.
One exception is that the advisor reduced the annual asset management fee equal to 1.125% of net equity invested in real estate investments, down 25% from the prior annual rate of 1.5%.
The advisor’s reduction is further evidence of Hines’ continued commitment to the Trust and its unitholders. This commitment was also demonstrated when the Advisor previously waived more than $12 million in asset management fees in support of the payment of distributions to Hines Global REIT’s stockholders in prior years.

10.	Who will pay the expenses of the Trust?
The expenses of the Trust will be paid from the revenues of the Trust before distributions are paid to the Trust’s unitholders.

11.	Will there be a redemption program available at the Trust?
No. Although the Trust will not be permitted to have a redemption program, certain limited transfers will be permitted, including in connection with the death of the unitholder.

As of July 15, 2020

12.	Will holders be permitted to sell their interests in the Trust?
The Units will generally be non-transferable, with the exception that transfers will be permitted in connection with the death of the holder (if specified in a will or in accordance with applicable law) or in the event the transfer is mandated by operation of law.
In addition, Units held in an IRA may be transferred to the account owner, but only if and to the extent that (i) a distribution from the account is required to be made in order to satisfy the required minimum distribution (“RMD”) provisions applicable to such account, and (ii) such RMD requirements cannot be satisfied by distributing other assets from such account, or from other accounts of such account owner.

13.	What will be required of broker dealers and other financial professionals whose clients were stockholders of Hines Global REIT that have become unitholders in the Trust?
There won’t be any additional requirements above and beyond regular communications with clients. Financial professionals will communicate with their clients regarding their investment as they ordinarily would, including any changes, such as the conversion to a liquidating trust and information concerning tax reporting as a result of the conversion.
For example, for 2020, HGR’s former stockholders (each of whom has become a unitholder in the Trust) will receive a 1099-DIV from Hines Global REIT and a K-1 (or an equivalent substitute, such as a grantor letter) from the Trust, for tax reporting purposes because Hines Global REIT was a corporation taxed as a REIT for the first part of the year, until the transfer of its assets and liabilities to the Trust for the remainder of the year.

Tax Implications

14.	How will the distribution of Units of the Trust be taxed?
Unitholders will generally be treated as having sold their shares of Hines Global REIT’s common stock, in a taxable transaction, in exchange for Units of the Trust. They will be treated as recognizing taxable gain to the extent the value of those Units exceeds the tax basis in their shares of Hines Global REIT’s common stock. The Trust is not providing income tax advice or guidance. Unitholders are urged to consult with their tax advisors as to their

As of July 15, 2020

individual tax consequences. If you have additional general questions, please reach out to our Investor Relations line at 888.220.6121.
A stockholder’s basis in shares of Hines Global REIT’s common stock will generally be equal to the price at which the stockholder purchased such stock less any distributions received that constituted a return of capital.

15.	What is the value of the Units that were distributed and what will be the tax basis of holders of Units of the Trust?
As disclosed in a Form 8-K on July 15, 2020, the fair market value of a Unit was determined by the Trust’s board of trustees as of June 30, 2020 to be $5.58 per share.  The fair market value as of June 30, 2020 will be the tax basis in each Unit.

16.	How will the holders of Units of the Trust be taxed?
The Trust is intended to be treated as a “grantor trust” for U.S. federal income tax purposes. Accordingly, each Unit in the Trust will represent ownership of an undivided proportionate interest in all of the assets and liabilities of the Trust and holders will be treated, as receiving or paying directly a pro rata portion of all income, gain, loss deduction and credit of the Trust. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the Trust’s assets will be determined based upon a holding period commencing on the Liquidation Date.
Although the Trust will not be treated as a partnership for U.S. federal income tax purposes, the tax consequences to unitholders generally will be similar to those that would be experienced if the Trust were a partnership. As is the case with a partnership, income derived from the Trust will only be taxed at the unitholder level, and the Trust itself will not be taxed (i.e., no “double taxation”). However, each unitholder will receive an itemized statement, in the form of a Schedule K-1 (or equivalent substitute, such as a grantor letter), that reports the unitholder’s allocable share of all of the various categories of revenues and expenses of the Trust.

17.	When will tax documents be sent each year?
The goal of the Trust will be to provide as soon as possible after each year-end the detailed itemized statement that reports each unitholder’s allocable share of all of the various categories of revenue and expense of the Trust for the year. This statement will likely be distributed on or around March 31st.

As of July 15, 2020

18.	Do you expect any taxable income in 2020?
Based on current estimates, we do not expect taxable income for 2020. However, this is subject to change to the extent gains on assets sold are higher than currently estimated.

19.	What is the effect of HGR becoming a Trust on qualified accounts
Generally, a qualified account’s allocable share of all of the various categories of revenue and expense of the Trust will be exempt from taxes. While we do not currently anticipate that the amount of unrelated business taxable income (“UBTI”) recognized in any year solely with respect to unitholders’ interest in the Units will exceed the threshold, tax exempt investors, including IRAs, are taxed on any UBTI that they recognize in a year if the total amount of the tax exempt investor’s UBTI exceeds $1,000 for the year. UBTI also includes income and gain attributable to any portion of an investment that is financed with debt.
To the extent the Trust has debt outstanding or earns income for providing certain non-customary services to tenants, a portion of its income will be considered UBTI.

20.	How will UBTI be reported and what will the impact be on unitholders?
The detailed itemized statement delivered at the beginning of each year for tax reporting purposes will include information as to the amount of any UBTI for the year.
While we do not currently anticipate that the amount of UBTI recognized in any year solely with respect to unitholders’ interest in the Units will exceed the threshold, any IRA or other tax exempt investor that has more than US $1,000 of UBTI for the year from all sources, including its interest in the Trust and other investments, will need to file a U.S. federal income tax return for the year (on IRS Form 990-T) reporting that income and paying tax on the UBTI in excess of US $1,000. The applicable U.S. federal income tax rate on that income would be the highest rate applicable to individuals – currently 37%. Investors should consult their tax advisors regarding any necessary tax filings.

As of July 15, 2020

21.	Do unitholders have to pay tax on UBTI whether they have received cash distributions or not?
We do not currently anticipate that the amount of UBTI recognized in any year solely with respect to unitholders’ interest in the Units will exceed the $1,000 threshold and require that they pay tax on the excess amount. While we believe it is unlikely, tax exempt unitholders whose total UBTI for any year exceeds $1,000, will be taxed in that year on their share of the UBTI from the Trust whether or not they receive a distribution of cash from the Trust that year.

Distributions

22.	When will stockholders receive cash distributions from the Trust?
As disclosed on July 15, 2020, with the authorization of the Trust’s board of trustees, a special distribution was declared in the amount of $1.00 per Unit to be paid in cash on July 31, 2020 to all unitholders of record as of July 15, 2020. This special distribution reflects an aggregate gross distribution of $262 million to the unitholders.

23.	What distributions have been made to date?
After this special distribution of $1.00 per Unit is paid, we will have paid aggregate distributions of $10.64 per Unit to holders that have been invested since the inception of HGR. The following table provides more information with respect to distributions paid and payable to investors since inception:

Distributions per share/Unit	Description
$5.64	Regular operating distributions paid from inception through June 2018
$4.00	Special distributions paid in 2018 and 2019
$1.00	Special distribution payable on July 31, 2020
$10.64

The amount of regular operating distributions received by each investor depends on when the investment was made and will be lower for those who invested after inception. Special distributions include liquidating distributions and other special distributions that are deemed a return of invested capital and reduce the investors’ remaining investment in the company.

As of July 15, 2020

24.	When will you complete the liquidation and pay out the net proceeds to unitholders?
The Trust is committed to executing the liquidation in as efficient a manner as possible, while also being mindful of its goal of enhancing value for its unitholders. The ultimate timing of a completion of the liquidation will be based, in part, on the state of the real estate and capital markets which will impact disposition valuations of the remaining assets. Accordingly, there can be no assurances as to the timing of the completion of the liquidation and the timing of final cash distribution payments.

Net Asset Value (NAV)

25.	What is the amount of the new NAV and how was it determined?
The board of trustees determined a new NAV as of June 30, 2020 of $5.58 per Unit, based on a review of third-party appraisals of the remaining real properties. This reflects a decrease of approximately 10% from the NAV determined in February 2019. In addition, given that the special distribution of $1.00 per Unit to be paid on July 31, 2020 will reduce investors’ remaining investment in the Trust, the board of trustees reduced the June 30, 2020 NAV to be $4.58 per Unit as of July 15, 2020.
The NAV per Unit on the next account statement will be $4.58 per Unit.

$ 5.58	NAV per unit as of June 30, 2020
— $ 1.00	Special distribution payable on July 31, 2020
$ 4.58	NAV per unit as of July 15, 2020

26.	How much has COVID-19 impacted your NAV?
Like equity and bond markets, the fall-out from the COVID-19 virus has spread to all aspects of commercial real estate. The roughly 10% decrease in the June 30, 2020 NAV compared to the NAV as of February 14, 2019 is primarily attributable to declines in values of our retail assets, including the most recent negative impact related to the COVID-19 pandemic.

As of July 15, 2020

Forward-Looking Statements
Statements in this communication, including, without limitation, intentions, beliefs or expectations relating to the timing of the Trust’s completion of the liquidation and payment of additional distributions, the ability of the Trust to refinance outstanding debt, and tax implications for unitholders, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, the ability of the Trust to effectively market and sell its remaining assets at desirable prices, future economic, competitive and market conditions and future business decisions that may prove to be incorrect or inaccurate. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although the Trust believes these statements are based on reasonable assumptions, actual outcomes may differ materially from what is expressed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risks associated with potential buyers of the Trust’s properties determining to postpone or abandon the acquisition, the tenants at the Trust’s properties continuing to be able to pay rent in a timely manner, changes in the severity of the public health and economic impact of COVID-19, and other risks described in the "Risk Factors" section of HGR’s Annual Report on Form 10-K, as updated from time to time by the Trust’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on any forward-looking statements and the Trust undertakes no duty to update any forward-looking statements.

As of July 15, 2020